Exhibit 99.1

FOR IMMEDIATE RELEASE

July 23, 2020

Columbia Banking System Announces Second Quarter 2020 Results
and Quarterly Cash Dividend

Notable Items for Second Quarter 2020

•Quarterly net income of $36.6 million and diluted earnings per share of $0.52
•Net loans increased $838.6 million, or 9% during the second quarter of 2020 from regular second quarter production of $295 million supplemented by Paycheck Protection Program loan originations
•Deposits increased $2.32 billion, or 21% during the second quarter of 2020
•Net interest margin of 3.64%, a decrease of 36 basis points from the linked quarter
•Nonperforming assets to period-end assets ratio remained stable at 0.34%
•Regular cash dividend declared of $0.28 per share

TACOMA, Washington, July 23, 2020 -- Clint Stein, President and Chief Executive Officer of Columbia Banking System, Inc. and Columbia Bank (NASDAQ: COLB) (“Columbia”), said today upon the release of Columbia’s second quarter 2020 earnings, “I’m proud of the accomplishments by our team of bankers during one of the most challenging quarters in our 27 year history. They came together to execute on our pandemic response plan while supporting each other through the professional and personal challenges of COVID-19.” Mr. Stein continued, “In addition, our bankers continued to support our clients and our communities through uninterrupted access to our banking services as well as our ongoing philanthropic activities.”

Balance Sheet
Total assets at June 30, 2020 were $15.92 billion, an increase of $1.88 billion from the linked quarter. Loans were $9.77 billion, up $838.6 million from March 31, 2020 as a result of loan originations of $1.26 billion partially offset by payments. Included in the loan originations for the quarter were $962.0 million of loans originated under the Paycheck Protection Program (“PPP”). Interest-earning deposits with banks were $880.2 million, an increase of $854.9 million from the linked quarter due to the surge in deposits. Debt securities available for sale were $3.69 billion at June 30, 2020, an increase of $140.7 million from $3.55 billion at March 31, 2020. Total deposits at June 30, 2020 were $13.13 billion, an increase of $2.32 billion from March 31, 2020 largely due to an increase of $1.40 billion in demand and other noninterest-bearing deposits. The deposit mix remained fairly consistent from March 31, 2020 with 51% noninterest-bearing and 49% interest-bearing. The average cost of total deposits for the quarter was 7 basis points, a decrease of 7 basis points from the first quarter of 2020. For additional information regarding this calculation, see the “Net Interest Margin” section.
Chris Merrywell, Columbia’s Executive Vice President and Chief Operating Officer, stated, “Our dedicated team of bankers worked tirelessly during the quarter assisting our clients with their PPP loan applications and loan deferral requests while providing an exceptional level of customer service during these challenging times. Their efforts resulted in robust growth in our balance sheet increasing both loans and deposits while also reducing our cost of deposits by 50%.”

Income Statement
Net Interest Income
Net interest income for the second quarter of 2020 was $121.9 million, a decrease of $571 thousand and $3.3 million from the linked quarter and the prior-year period, respectively. The decrease from the linked quarter was primarily due to lower interest income on loans as the lower rate environment more than offset the increase in interest income from the rise in average loan balances. Interest income from securities decreased as a result of $1.9 million of interest income and discount accretion, in the first quarter of 2020, related to the early payoff of three securities as well as lower rates in the current quarter. Partially offsetting these decreases in interest income was a favorable variance in deposit interest expense due to the lower rate environment and lower interest expense on FHLB borrowings as a result of lower average borrowing balances. Net interest income compared to the prior-year period decreased as a result of interest income on loans being down due to the lower rate environment partially offset by an increase in interest income on securities due to higher average balances. The decrease in interest income was partially offset by favorable decreases in interest expense on interest-bearing deposits and FHLB advances resulting from lower rates. For additional information regarding net interest income, see the “Net Interest Margin” section and the “Average Balances and Rates” tables.
Provision for Credit Losses
The Bank’s provision for credit losses for the second quarter of 2020 was $33.5 million compared to $41.5 million for the linked quarter and $218 thousand for the comparable quarter in 2019. The provision for credit losses for the second quarter of 2020 remained elevated relative to the prior year principally as a result of COVID-19 and the downturn in the national and global economies. As a result, we added $33.5 million to our allowance for credit losses. For more information, please see the “COVID-19 Update” section of this earnings release.

Andy McDonald, Columbia’s Executive Vice President and Chief Credit Officer, commented, “We continue to see modest downward pressure in credit quality migration in our loan portfolio, relative to the first quarter. Weaknesses in the retail and hospitality sectors were the primary cause, which is not surprising given the current pandemic environment. Loans migrating to nonaccrual status and net charge-offs during the quarter continue to be from issues with clients that arose prior to COVID-19. Currently, loan payment deferral requests have declined. To illustrate, in June, we extended loan payment deferrals on approximately $58 million in loans as compared to over $1.2 billion in loans in April. While our credit metrics remained stable in the second quarter, we recognize that many challenges associated with the current downturn may not materialize until later this year or next year due to uncertainty with respect to how the pandemic evolves, additional government stimulus, and the effectiveness of loan deferrals, among other factors.”
Noninterest Income
Noninterest income was $37.3 million for the second quarter of 2020, an increase of $16.1 million from the linked quarter and $11.6 million from the second quarter of 2019, respectively. The increases compared to the linked quarter and the same quarter in 2019 were principally due to the sale of 17,360 shares of Visa Class B restricted stock by the Bank for a gain of $3.0 million, which resulted in an observable market price. As a result, the Company wrote up its remaining 77,683 Visa Class B restricted shares to fair value resulting in a gain of $13.4 million, for a total gain of $16.4 million. Based on the existing transfer restriction and uncertainty of Visa’s litigation, the shares were previously carried at a zero-cost basis. We also recognized an $875 thousand gain on the sale of a loan that had previously been charge-off. Partially offsetting these gains were decreases in overdraft fees of $1.1 million and $1.2 million compared to the linked quarter and second quarter of 2019, respectively. The decrease in overdraft fees was due to an overall decrease in the number of transactions during this pandemic time period as well as clients generally carrying higher cash balances in their deposit accounts. In addition, the increase from the prior-year period was partially offset by a $1.1 million current period decrease in treasury management fees and a $3.0 million bank-owned life insurance benefit that was recognized during the second quarter of 2019.

Noninterest Expense
Total noninterest expense for the second quarter of 2020 was $80.8 million, a decrease of $3.4 million compared to the first quarter of 2020 principally due to lower compensation and benefits expense. Labor costs related to the origination of PPP loans during the quarter are treated as a contra expense and reduce compensation and benefits expense. These labor costs are capitalized and amortized as a reduction to interest income over the life of the loan. This decrease in noninterest expense was partially offset by an increase in regulatory premiums and provision for unfunded loan commitments. We utilized the remaining $283 thousand of our Small Bank Assessment Credit this quarter related to our FDIC deposit insurance premiums compared to an applied credit of $967 thousand during the first quarter of 2020. The provision for unfunded loan commitments increased by $1.8 million compared to the linked quarter.
Compared to the second quarter of 2019, noninterest expense decreased $5.9 million principally due to the deferral of loan origination costs related to the PPP loans discussed above. Legal and professional fees also declined compared to one year. Partially offsetting these decreases was the $2.6 million increase in the provision for unfunded loan commitments due to higher estimated loss rates and higher amounts of unfunded loan commitments.
The provision for unfunded loan commitments for the periods indicated are as follows:

	Three Months Ended			Six Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019
	(in thousands)
Provision (recapture) for unfunded loan commitments	$2,800	$1,000	$200	$3,800	$(350)

Net Interest Margin
Columbia’s net interest margin (tax equivalent) for the second quarter of 2020 was 3.64%, a decrease of 36 basis points and 76 basis points from the linked quarter and prior-year period, respectively. The decrease in the net interest margin (tax equivalent) compared to the linked quarter and prior-year period was driven by higher average interest-earning deposits with banks at an average rate of 11 basis points as well as lower rates on the loan and securities portfolios, which were exacerbated by PPP.

Columbia’s operating net interest margin (tax equivalent)1 was 3.64% for the second quarter of 2020, which decreased 38 and 74 basis points compared to the linked quarter and the prior-year period, respectively. The decreases in the operating net interest margin for the second quarter of 2020 compared to the linked quarter and the prior-year period were due to the items noted in the preceding paragraph.
The following table highlights the yield on our paycheck protection program loans:

Three Months Ended
June 30, 2020
Paycheck Protection Program loans	(dollars in thousands)
Interest income	$4,590
Average balance	$643,966
Yield	2.87%

Aaron Deer, Columbia’s Executive Vice President and Chief Financial Officer, stated, “The margin compression we experienced during the quarter was largely due to excess liquidity created by record deposit inflows. Of course, historically low interest rates also contributed to the pressure and, unfortunately, the rate environment may remain a challenge for some time. We will take a measured approach in deploying our excess liquidity given uncertainty as to PPP funds utilization and depositor behavior generally in the current environment.”
Asset Quality
At June 30, 2020, nonperforming assets to total assets remained unchanged at 0.34% compared to March 31, 2020. Total nonperforming assets increased $6.3 million from the linked quarter due to a modest increase in commercial real estate and agriculture nonaccrual loans.
1 Operating net interest margin (tax equivalent) is a non-GAAP financial measure. See the section titled “Non-GAAP Financial Measures” in this earnings release for the reconciliation of operating net interest margin (tax equivalent) to net interest margin.

The following table sets forth information regarding nonaccrual loans and total nonperforming assets:

	June 30, 2020	March 31, 2020	December 31, 2019
	(in thousands)
Nonaccrual loans:
Commercial loans:
Commercial real estate	$11,155	$5,518	$3,799
Commercial business	20,525	24,395	20,937
Agriculture	19,162	15,083	5,023
Construction	217	—	—
Consumer loans:
One-to-four family residential real estate	2,662	2,643	3,292
Other consumer	11	8	9
Total nonaccrual loans	53,732	47,647	33,060
OREO and other personal property owned	747	510	552
Total nonperforming assets	$54,479	$48,157	$33,612

The following table provides an analysis of the Company’s allowance for credit losses:

	Three Months Ended			Six Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019
	(in thousands)
Beginning balance	$122,074	$83,968	$83,274	$83,968	$83,369
Impact of adopting ASC 326	—	1,632	—	1,632	—
Charge-offs:
Commercial loans:
Commercial real estate	—	(101)	(564)	(101)	(1,242)
Commercial business	(5,442)	(1,684)	(4,316)	(7,126)	(5,822)
Agriculture	—	(4,726)	(61)	(4,726)	(139)
Construction	—	—	(20)	—	(215)
Consumer loans:
One-to-four family residential real estate	—	(10)	(321)	(10)	(802)
Other consumer	(198)	(268)	(5)	(466)	(55)
Total charge-offs	(5,640)	(6,789)	(5,287)	(12,429)	(8,275)
Recoveries:
Commercial loans:
Commercial real estate	13	14	556	27	1,070
Commercial business	811	860	492	1,671	1,019
Agriculture	1	41	64	42	122
Construction	235	442	691	677	774
Consumer loans:
One-to-four family residential real estate	422	282	450	704	784
Other consumer	130	124	59	254	74
Total recoveries	1,612	1,763	2,312	3,375	3,843
Net charge-offs	(4,028)	(5,026)	(2,975)	(9,054)	(4,432)
Provision for credit losses	33,500	41,500	218	75,000	1,580
Ending balance	$151,546	$122,074	$80,517	$151,546	$80,517

The allowance for credit losses to period-end loans was 1.55% at June 30, 2020 compared to 1.37% at March 31, 2020. Excluding PPP loans, the allowance for credit losses to period-end loans2 was 1.72%.
2 Allowance for credit losses to period-end loans, excluding PPP is a non-GAAP financial measure. See the section titled “Non-GAAP Financial Measures” in this earnings release for the reconciliation of allowance for credit losses to period-end loans to allowance for credit losses to period-end loans, excluding PPP loans.

Organizational Update
COVID-19 Update
Columbia launched two community focused initiatives in response to the pandemic, putting more than $1 million to work in support of our local communities. The Pass It On Project is designed to provide small businesses more than $500,000 to perform services for community members whose lives have been adversely impacted by the pandemic or the economic downturn it caused. The program will support more than 350 small businesses and many more individuals in the Northwest as we continue to manage through the pandemic and economic recovery. The COVID-19 Community Relief fund put more than $500,000 in the hands of 25 non-profit organizations working to provide relief for those affected by the pandemic in the Northwest.
“Each of our community programs developed in response to the pandemic honor our deep commitment to support businesses and respond to the evolving needs in our local communities,” said David Moore Devine, Columbia’s Executive Vice President and Chief Marketing & Experience Officer. “Small businesses are the lifeblood of our communities and by helping them thrive through the Pass It On Project, we create a ripple effect of support throughout the Northwest.”
Recognition
Columbia was honored to earn recognition as the #1 bank in the Northwest region by JD Powers in the 2020 Retail Banking Satisfaction Study. The award reflects our ongoing commitment to meeting the needs of our clients with exceptional service.
Boise NeighborHub
The Bank recently announced the expansion of its new retail branch service concept to the Boise, Idaho market with the construction of a new NeighborHub, located in downtown Boise. The NeighborHub concept combines sales and support focused technology with the elevated skill set of a team of bankers with universal knowledge and expertise in handling all business and consumer needs. The location will open in the fall of 2020 and will also serve the broader community as a hub for educational seminars, local events and community functions in the evenings.
“We are excited to bring our signature NeighborHub style of banking to downtown Boise this year,” said Mr. Stein. “The new location will expand our presence in the Treasure Valley and further build upon the success of the first NeighborHub location in the Seattle market.”

Cash Dividend Announcement
Columbia will pay a regular cash dividend of $0.28 per common share on August 19, 2020 to shareholders of record as of the close of business on August 5, 2020.
Conference Call Information
        Columbia’s management will discuss the second quarter 2020 financial results on a conference call scheduled for Thursday, July 23, 2020 at 10:00 a.m. Pacific Time (1:00 p.m. ET). Interested parties may join the live-streamed event by using the site:
https://engage.vevent.com/rt/columbiabankingsysteminc/index.jsp?seid=166

The conference call can also be accessed on Thursday, July 23, 2020 at 10:00 a.m. Pacific Time (1:00 p.m. ET) by calling 888-286-8956; Conference ID: 3787244.
A replay of the call can be accessed beginning Friday, July 24, 2020 using the site:
https://engage.vevent.com/rt/columbiabankingsysteminc/index.jsp?seid=166

About Columbia
Headquartered in Tacoma, Washington, Columbia Banking System, Inc. is the holding company of Columbia Bank, a Washington state-chartered full-service commercial bank with locations throughout Washington, Oregon and Idaho. The bank has been named one of Puget Sound Business Journal's “Washington’s Best Workplaces,” more than 10 times and was recently honored as the #1 bank in the Northwest region by JD Power in the 2020 Retail Banking Satisfaction Study. Columbia was named the #1 bank in the Northwest on the Forbes 2020 list of “America’s Best Banks” marking nearly 10 consecutive years on the publication’s list of top financial institutions.
More information about Columbia can be found on its website at www.columbiabank.com.

Note Regarding Forward-Looking Statements
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, descriptions of Columbia’s management’s expectations regarding future events and developments such as future operating results, growth in loans and deposits, continued success of Columbia’s style of banking and the strength of the local economy as well as the potential effects of the COVID-19 pandemic on Columbia’s business, operations, financial performance and prospects. The words “will,” “believe,” “expect,” “intend,” “should,” and “anticipate” or the negative of these words or words of similar construction are intended in part to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are necessarily subject to risks and uncertainties, many of which are outside our control, that may cause actual results to differ materially and adversely. In addition to discussions about risks and uncertainties set forth from time to time in Columbia’s filings with the Securities and Exchange Commission, available at the U.S. Securities and Exchange Commission’s (the “SEC”) website at www.sec.gov and the Company’s website at www.columbiabank.com, include the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual reports on Form 10-K and quarterly reports on Form 10-Q (as applicable), factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (1) local, national and international economic conditions may be less favorable than expected or have a more direct and pronounced effect on Columbia than expected and adversely affect Columbia’s ability to continue its internal growth at historical rates and maintain the quality of its earning assets; (2) the effect of COVID-19 and other infectious illness outbreaks that may arise in the future, which has created significant uncertainties in U.S. and global markets, is expected to continue to adversely affect the businesses in which Columbia is engaged; (3) changes in interest rates could significantly reduce net interest income and negatively affect funding sources; (4) projected business increases following strategic expansion or opening or acquiring new branches may be lower than expected; (5) costs or difficulties related to the integration of acquisitions may be greater than expected; (6) competitive pressure among financial institutions may increase significantly; (7) failure to maintain effective internal control over financial reporting or disclosure controls and procedures may adversely affect our business; (8) reliance on and cost of technology may increase; and (9) changes in governmental policy and regulation, including measures taken in response to economic, business, political and social conditions, including with regard to COVID-19, have adversely affected and may continue to adversely affect the businesses in which Columbia is engaged. We believe the expectations reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations and you should not place undue reliance on these forward-looking statements which speak only as of the date hereof. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws. The factors noted above and the risks and uncertainties described in our SEC filings should be considered when reading any forward-looking statements in this release.

Contacts:	Clint Stein,	Aaron Deer,
	President and	Executive Vice President and
	Chief Executive Officer	Chief Financial Officer

Investor Relations
InvestorRelations@columbiabank.com
253-305-1921

CONSOLIDATED BALANCE SHEETS
Columbia Banking System, Inc.
Unaudited				June 30,	March 31,	December 31,
				2020	2020	2019
				(in thousands)
ASSETS
Cash and due from banks				$217,461	$190,399	$223,541
Interest-earning deposits with banks				880,232	25,357	24,132
Total cash and cash equivalents				1,097,693	215,756	247,673
Debt securities available for sale at fair value (amortized cost of $3,491,307, $3,406,492 and $3,703,096, respectively)				3,693,787	3,553,128	3,746,142
Equity securities				13,425	—	—
Federal Home Loan Bank (“FHLB”) stock at cost				16,280	38,280	48,120
Loans held for sale				28,803	9,701	17,718
Loans, net of unearned income				9,771,898	8,933,321	8,743,465
Less: Allowance for credit losses				151,546	122,074	83,968
Loans, net				9,620,352	8,811,247	8,659,497
Interest receivable				59,149	44,577	46,839
Premises and equipment, net				164,362	164,626	165,408
Other real estate owned				747	510	552
Goodwill				765,842	765,842	765,842
Other intangible assets, net				30,938	33,148	35,458
Other assets				429,566	401,688	346,275
Total assets				$15,920,944	$14,038,503	$14,079,524
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing				$6,719,437	$5,323,908	$5,328,146
Interest-bearing				6,412,040	5,488,848	5,356,562
Total deposits				13,131,477	10,812,756	10,684,708
FHLB advances and Federal Reserve Bank ("FRB") borrowings				157,441	712,455	953,469
Securities sold under agreements to repurchase				51,479	29,252	64,437
Subordinated debentures				35,185	35,231	35,277
Revolving line of credit				—	5,000	—
Other liabilities				268,607	230,207	181,671
Total liabilities				13,644,189	11,824,901	11,919,562
Commitments and contingent liabilities
Shareholders’ equity:
	June 30,	March 31,	December 31,
	2020	2020	2019
	(in thousands)
Preferred stock (no par value)
Authorized shares	2,000	2,000	2,000
Common stock (no par value)
Authorized shares	115,000	115,000	115,000
Issued	73,770	73,759	73,577	1,654,129	1,651,399	1,650,753
Outstanding	71,586	71,575	72,124
Retained earnings				512,383	495,830	519,676
Accumulated other comprehensive income				181,077	137,207	40,367
Treasury stock at cost	2,184	2,184	1,453	(70,834)	(70,834)	(50,834)
Total shareholders’ equity				2,276,755	2,213,602	2,159,962
Total liabilities and shareholders’ equity				$15,920,944	$14,038,503	$14,079,524

CONSOLIDATED STATEMENTS OF INCOME
Columbia Banking System, Inc.	Three Months Ended			Six Months Ended
Unaudited	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
Interest Income	(in thousands except per share amounts)
Loans	$105,496	$107,366	$116,585	$212,862	$225,001
Taxable securities	18,343	21,088	15,918	39,431	33,333
Tax-exempt securities	2,257	2,302	2,712	4,559	5,681
Deposits in banks	136	141	207	277	295
Total interest income	126,232	130,897	135,422	257,129	264,310
Interest Expense
Deposits	2,094	3,642	4,976	5,736	9,474
FHLB advances and FRB borrowings	1,796	4,229	4,708	6,025	7,393
Subordinated debentures	468	468	468	936	936
Other borrowings	23	136	154	159	369
Total interest expense	4,381	8,475	10,306	12,856	18,172
Net Interest Income	121,851	122,422	125,116	244,273	246,138
Provision for credit losses	33,500	41,500	218	75,000	1,580
Net interest income after provision for credit losses	88,351	80,922	124,898	169,273	244,558
Noninterest Income
Deposit account and treasury management fees	6,092	7,788	9,035	13,880	18,015
Card revenue	3,079	3,518	3,763	6,597	7,425
Financial services and trust revenue	3,163	3,065	3,425	6,228	6,382
Loan revenue	5,607	4,590	3,596	10,197	5,985
Bank owned life insurance	1,618	1,596	1,597	3,214	3,116
Investment securities gains, net	16,425	249	285	16,674	2,132
Other	1,275	401	3,947	1,676	4,289
Total noninterest income	37,259	21,207	25,648	58,466	47,344
Noninterest Expense
Compensation and employee benefits	46,043	54,842	52,015	100,885	104,100
Occupancy	8,812	9,197	8,712	18,009	17,521
Data processing	5,454	4,840	4,601	10,294	9,270
Legal and professional fees	3,483	2,102	6,554	5,585	11,127
Amortization of intangibles	2,210	2,310	2,649	4,520	5,397
Business and Occupation ("B&O") taxes	1,244	624	1,411	1,868	3,287
Advertising and promotion	837	1,305	870	2,142	1,844
Regulatory premiums	1,034	34	956	1,068	1,940
Net cost (benefit) of operation of other real estate owned	(200)	12	(705)	(188)	(592)
Other	11,916	9,005	9,665	20,921	17,534
Total noninterest expense	80,833	84,271	86,728	165,104	171,428
Income before income taxes	44,777	17,858	63,818	62,635	120,474
Provision for income taxes	8,195	3,230	12,094	11,425	22,879
Net Income	$36,582	$14,628	$51,724	$51,210	$97,595
Earnings per common share
Basic	$0.52	$0.20	$0.71	$0.72	$1.33
Diluted	$0.52	$0.20	$0.71	$0.72	$1.33
Dividends declared per common share - regular	$0.28	$0.28	$0.28	$0.56	$0.56
Dividends declared per common share - special	—	0.22	0.14	0.22	0.28
Dividends declared per common share - total	$0.28	$0.50	$0.42	$0.78	$0.84
Weighted average number of common shares outstanding	70,679	71,206	72,451	70,942	72,486
Weighted average number of diluted common shares outstanding	70,711	71,264	72,451	70,981	72,487

FINANCIAL STATISTICS
Columbia Banking System, Inc.	Three Months Ended			Six Months Ended
Unaudited	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
Earnings	(dollars in thousands except per share amounts)
Net interest income	$121,851	$122,422	$125,116	$244,273	$246,138
Provision for credit losses	$33,500	$41,500	$218	$75,000	$1,580
Noninterest income	$37,259	$21,207	$25,648	$58,466	$47,344
Noninterest expense	$80,833	$84,271	$86,728	$165,104	$171,428
Net income	$36,582	$14,628	$51,724	$51,210	$97,595
Per Common Share
Earnings (basic)	$0.52	$0.20	$0.71	$0.72	$1.33
Earnings (diluted)	$0.52	$0.20	$0.71	$0.72	$1.33
Book value	$31.80	$30.93	$29.26	$31.80	$29.26
Tangible book value per common share (1)	$20.67	$19.76	$18.20	$20.67	$18.20
Averages
Total assets	$15,148,488	$13,995,632	$13,096,413	$14,572,060	$13,072,360
Interest-earning assets	$13,657,719	$12,487,550	$11,606,727	$13,072,635	$11,584,301
Loans	$9,546,099	$8,815,755	$8,601,819	$9,180,927	$8,504,781
Securities, including equity securities and FHLB stock	$3,591,693	$3,618,567	$2,969,749	$3,605,131	$3,054,504
Deposits	$12,220,415	$10,622,379	$10,186,371	$11,421,397	$10,228,459
Interest-bearing deposits	$6,037,107	$5,383,203	$5,174,875	$5,710,155	$5,200,493
Interest-bearing liabilities	$6,514,012	$6,375,931	$5,841,425	$6,444,971	$5,822,301
Noninterest-bearing deposits	$6,183,308	$5,239,176	$5,011,496	$5,711,242	$5,027,966
Shareholders’ equity	$2,254,349	$2,193,051	$2,096,157	$2,223,700	$2,070,636
Financial Ratios
Return on average assets	0.97%	0.42%	1.58%	0.70%	1.49%
Return on average common equity	6.49%	2.67%	9.87%	4.61%	9.43%
Return on average tangible common equity (1)	10.53%	4.72%	16.71%	7.69%	16.15%
Average equity to average assets	14.88%	15.67%	16.01%	15.26%	15.84%
Shareholders' equity to total assets	14.30%	15.77%	16.30%	14.30%	16.30%
Tangible common shareholders’ equity to tangible assets (1)	9.79%	10.68%	10.80%	9.79%	10.80%
Net interest margin (tax equivalent)	3.64%	4.00%	4.40%	3.82%	4.36%
Efficiency ratio (tax equivalent) (2)	50.09%	57.73%	56.57%	53.72%	57.43%
Operating efficiency ratio (tax equivalent) (1)	54.91%	57.24%	56.34%	56.08%	56.93%
Noninterest expense ratio	2.13%	2.41%	2.65%	2.27%	2.62%
	June 30,	March 31,	December 31,
Period-end	2020	2020	2019
Total assets	$15,920,944	$14,038,503	$14,079,524
Loans, net of unearned income	$9,771,898	$8,933,321	$8,743,465
Allowance for credit losses	$151,546	$122,074	$83,968
Securities, including equity securities and FHLB stock	$3,723,492	$3,591,408	$3,794,262
Deposits	$13,131,477	$10,812,756	$10,684,708
Shareholders’ equity	$2,276,755	$2,213,602	$2,159,962
Nonperforming assets
Nonaccrual loans	$53,732	$47,647	$33,060
Other real estate owned (“OREO”) and other personal property owned (“OPPO”)	747	510	552
Total nonperforming assets	$54,479	$48,157	$33,612
Nonperforming loans to period-end loans	0.55%	0.53%	0.38%
Nonperforming assets to period-end assets	0.34%	0.34%	0.24%
Allowance for credit losses to period-end loans	1.55%	1.37%	0.96%
Net loan charge-offs (for the three months ended)	$4,028	$5,026	$306
__________
(1) This is a non-GAAP measure. See section titled "Non-GAAP Financial Measures" on the last three pages of this earnings release for a reconciliation to the most comparable GAAP measure.
(2) Noninterest expense divided by the sum of net interest income on a tax equivalent basis and noninterest income on a tax equivalent basis.

QUARTERLY FINANCIAL STATISTICS
Columbia Banking System, Inc.	Three Months Ended
Unaudited	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019
Earnings	(dollars in thousands except per share amounts)
Net interest income	$121,851	$122,422	$124,817	$122,450	$125,116
Provision for credit losses	$33,500	$41,500	$1,614	$299	$218
Noninterest income	$37,259	$21,207	$21,807	$28,030	$25,648
Noninterest expense	$80,833	$84,271	$86,978	$87,076	$86,728
Net income	$36,582	$14,628	$46,129	$50,727	$51,724
Per Common Share
Earnings (basic)	$0.52	$0.20	$0.64	$0.70	$0.71
Earnings (diluted)	$0.52	$0.20	$0.64	$0.70	$0.71
Book value	$31.80	$30.93	$29.95	$29.90	$29.26
Averages
Total assets	$15,148,488	$13,995,632	$13,750,840	$13,459,774	$13,096,413
Interest-earning assets	$13,657,719	$12,487,550	$12,231,779	$11,941,578	$11,606,727
Loans	$9,546,099	$8,815,755	$8,742,246	$8,694,592	$8,601,819
Securities, including equity securities and FHLB stock	$3,591,693	$3,618,567	$3,453,554	$3,102,213	$2,969,749
Deposits	$12,220,415	$10,622,379	$10,959,434	$10,668,767	$10,186,371
Interest-bearing deposits	$6,037,107	$5,383,203	$5,610,850	$5,517,171	$5,174,875
Interest-bearing liabilities	$6,514,012	$6,375,931	$6,058,319	$5,989,042	$5,841,425
Noninterest-bearing deposits	$6,183,308	$5,239,176	$5,348,584	$5,151,596	$5,011,496
Shareholders’ equity	$2,254,349	$2,193,051	$2,170,879	$2,152,916	$2,096,157
Financial Ratios
Return on average assets	0.97%	0.42%	1.34%	1.51%	1.58%
Return on average common equity	6.49%	2.67%	8.50%	9.42%	9.87%
Average equity to average assets	14.88%	15.67%	15.79%	16.00%	16.01%
Shareholders’ equity to total assets	14.30%	15.77%	15.34%	15.71%	16.30%
Net interest margin (tax equivalent)	3.64%	4.00%	4.11%	4.14%	4.40%
Period-end
Total assets	$15,920,944	$14,038,503	$14,079,524	$13,757,760	$13,090,808
Loans, net of unearned income	$9,771,898	$8,933,321	$8,743,465	$8,756,355	$8,646,990
Allowance for credit losses	$151,546	$122,074	$83,968	$82,660	$80,517
Securities, including equity securities and FHLB stock	$3,723,492	$3,591,408	$3,794,262	$3,397,252	$2,894,218
Deposits	$13,131,477	$10,812,756	$10,684,708	$10,855,716	$10,211,599
Shareholders’ equity	$2,276,755	$2,213,602	$2,159,962	$2,161,577	$2,133,638
Goodwill	$765,842	$765,842	$765,842	$765,842	$765,842
Other intangible assets, net	$30,938	$33,148	$35,458	$37,908	$40,540
Nonperforming assets
Nonaccrual loans	$53,732	$47,647	$33,060	$37,021	$39,038
OREO and OPPO	747	510	552	625	1,118
Total nonperforming assets	$54,479	$48,157	$33,612	$37,646	$40,156
Nonperforming loans to period-end loans	0.55%	0.53%	0.38%	0.42%	0.45%
Nonperforming assets to period-end assets	0.34%	0.34%	0.24%	0.27%	0.31%
Allowance for credit losses to period-end loans	1.55%	1.37%	0.96%	0.94%	0.93%
Net loan charge-offs (recoveries)	$4,028	$5,026	$306	$(1,844)	$2,975

LOAN PORTFOLIO COMPOSITION
Columbia Banking System, Inc.
Unaudited	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019
Loan Portfolio Composition - Dollars	(dollars in thousands)
Commercial loans:
Commercial real estate	$4,032,643	$3,969,974	$3,945,853	$3,746,365	$3,689,282
Commercial business	3,859,513	3,169,668	2,989,613	3,057,669	3,059,066
Agriculture	845,950	754,491	765,371	777,619	744,481
Construction	304,015	308,186	361,533	479,171	446,101
Consumer loans:
One-to-four family residential real estate	692,837	690,506	637,325	654,077	667,037
Other consumer	36,940	40,496	43,770	41,454	41,023
Total loans	9,771,898	8,933,321	8,743,465	8,756,355	8,646,990
Less: Allowance for credit losses	(151,546)	(122,074)	(83,968)	(82,660)	(80,517)
Total loans, net	$9,620,352	$8,811,247	$8,659,497	$8,673,695	$8,566,473
Loans held for sale	$28,803	$9,701	$17,718	$15,036	$12,189

	June 30,	March 31,	December 31,	September 30,	June 30,
Loan Portfolio Composition - Percentages	2020	2020	2019	2019	2019
Commercial loans:
Commercial real estate	41.2%	44.5%	45.1%	42.7%	42.6%
Commercial business	39.5%	35.5%	34.2%	34.9%	35.4%
Agriculture	8.7%	8.4%	8.8%	8.9%	8.6%
Construction	3.1%	3.4%	4.1%	5.5%	5.2%
Consumer loans:
One-to-four family residential real estate	7.1%	7.7%	7.3%	7.5%	7.7%
Other consumer	0.4%	0.5%	0.5%	0.5%	0.5%
Total loans	100.0%	100.0%	100.0%	100.0%	100.0%

DEPOSIT COMPOSITION
Columbia Banking System, Inc.
Unaudited
	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019
Deposit Composition - Dollars	(dollars in thousands)
Demand and other noninterest-bearing	$6,719,437	$5,323,908	$5,328,146	$5,320,435	$5,082,219
Money market	2,586,376	2,313,717	2,322,644	2,295,229	2,240,522
Interest-bearing demand	1,274,058	1,131,874	1,150,437	1,059,502	1,058,545
Savings	1,035,723	905,931	882,050	892,438	887,172
Interest-bearing public funds, other than certificates of deposit	623,496	405,810	301,203	629,797	270,398
Certificates of deposit, less than $250,000	210,357	214,449	218,764	223,249	228,920
Certificates of deposit, $250,000 or more	104,330	109,659	151,995	107,506	105,782
Certificates of deposit insured by CDARS®	17,078	17,171	17,065	17,252	16,559
Brokered certificates of deposit	8,427	12,259	12,259	18,852	40,502
Reciprocal money market accounts	552,195	377,980	300,158	291,542	281,247
Subtotal	13,131,477	10,812,758	10,684,721	10,855,802	10,211,866
Valuation adjustment resulting from acquisition accounting	—	(2)	(13)	(86)	(267)
Total deposits	$13,131,477	$10,812,756	$10,684,708	$10,855,716	$10,211,599

	June 30,	March 31,	December 31,	September 30,	June 30,
Deposit Composition - Percentages	2020	2020	2019	2019	2019
Demand and other noninterest-bearing	51.2%	49.2%	49.9%	49.0%	49.8%
Money market	19.7%	21.4%	21.7%	21.1%	21.9%
Interest-bearing demand	9.7%	10.5%	10.8%	9.8%	10.4%
Savings	7.9%	8.4%	8.3%	8.2%	8.7%
Interest-bearing public funds, other than certificates of deposit	4.7%	3.8%	2.8%	5.8%	2.7%
Certificates of deposit, less than $250,000	1.6%	2.0%	2.0%	2.1%	2.2%
Certificates of deposit, $250,000 or more	0.8%	1.0%	1.4%	1.0%	1.0%
Certificates of deposit insured by CDARS®	0.1%	0.2%	0.2%	0.2%	0.2%
Brokered certificates of deposit	0.1%	0.1%	0.1%	0.2%	0.4%
Reciprocal money market accounts	4.2%	3.4%	2.8%	2.6%	2.7%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Three Months Ended			Three Months Ended
	June 30, 2020			June 30, 2019
	Average Balances	Interest Earned / Paid	Average Rate	Average Balances	Interest Earned / Paid	Average Rate
	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$9,546,099	$106,737	4.50%	$8,601,819	$117,984	5.50%
Taxable securities	3,189,805	18,343	2.31%	2,506,672	15,918	2.55%
Tax exempt securities (2)	401,888	2,857	2.86%	463,077	3,433	2.97%
Interest-earning deposits with banks	519,927	136	0.11%	35,159	207	2.36%
Total interest-earning assets	13,657,719	128,073	3.77%	11,606,727	137,542	4.75%
Other earning assets	234,019			233,273
Noninterest-earning assets	1,256,750			1,256,413
Total assets	$15,148,488			$13,096,413
LIABILITIES AND SHAREHOLDERS’ EQUITY
Money market accounts (3)	$2,939,657	$974	0.13%	$2,539,757	$2,896	0.46%
Interest-bearing demand (3)	1,213,182	339	0.11%	1,066,876	428	0.16%
Savings accounts (3)	976,785	38	0.02%	891,341	43	0.02%
Interest-bearing public funds, other than certificates of deposit (3)	559,256	393	0.28%	273,387	1,023	1.50%
Certificates of deposit	348,227	350	0.40%	403,514	586	0.58%
Total interest-bearing deposits	6,037,107	2,094	0.14%	5,174,875	4,976	0.39%
FHLB advances and FRB borrowings	407,035	1,796	1.77%	602,041	4,708	3.14%
Subordinated debentures	35,207	468	5.35%	35,392	468	5.30%
Other borrowings and interest-bearing liabilities	34,663	23	0.27%	29,117	154	2.12%
Total interest-bearing liabilities	6,514,012	4,381	0.27%	5,841,425	10,306	0.71%
Noninterest-bearing deposits	6,183,308			5,011,496
Other noninterest-bearing liabilities	196,819			147,335
Shareholders’ equity	2,254,349			2,096,157
Total liabilities & shareholders’ equity	$15,148,488			$13,096,413
Net interest income (tax equivalent)		$123,692			$127,236
Net interest margin (tax equivalent)			3.64%			4.40%
__________
(1)Nonaccrual loans have been included in the tables as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $5.1 million and $2.1 million for the three months ended June 30, 2020 and 2019, respectively. The incremental accretion income on acquired loans was $1.7 million and $2.7 million for the three months ended June 30, 2020 and 2019, respectively.
(2)Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $1.2 million and $1.4 million for the three months ended June 30, 2020 and 2019, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $600 thousand and $721 thousand for the three months ended June 30, 2020 and 2019, respectively.
(3)Beginning July 2019, interest-bearing public funds, other than certificates of deposit, are presented separately in this table. Prior period amounts have been reclassified to conform to current period presentation.

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Three Months Ended			Three Months Ended
	June 30, 2020			March 31, 2020
	Average Balances	Interest Earned / Paid	Average Rate	Average Balances	Interest Earned / Paid	Average Rate
	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$9,546,099	$106,737	4.50%	$8,815,755	$108,665	4.96%
Taxable securities	3,189,805	18,343	2.31%	3,209,110	21,088	2.64%
Tax exempt securities (2)	401,888	2,857	2.86%	409,457	2,914	2.86%
Interest-earning deposits with banks	519,927	136	0.11%	53,228	141	1.07%
Total interest-earning assets	13,657,719	128,073	3.77%	12,487,550	132,808	4.28%
Other earning assets	234,019			232,361
Noninterest-earning assets	1,256,750			1,275,721
Total assets	$15,148,488			$13,995,632
LIABILITIES AND SHAREHOLDERS’ EQUITY
Money market accounts	$2,939,657	$974	0.13%	$2,633,931	$1,728	0.26%
Interest-bearing demand	1,213,182	339	0.11%	1,125,691	484	0.17%
Savings accounts	976,785	38	0.02%	897,276	43	0.02%
Interest-bearing public funds, other than certificates of deposit	559,256	393	0.28%	355,401	903	1.02%
Certificates of deposit	348,227	350	0.40%	370,904	484	0.52%
Total interest-bearing deposits	6,037,107	2,094	0.14%	5,383,203	3,642	0.27%
FHLB advances and FRB borrowings	407,035	1,796	1.77%	909,110	4,229	1.87%
Subordinated debentures	35,207	468	5.35%	35,253	468	5.34%
Other borrowings and interest-bearing liabilities	34,663	23	0.27%	48,365	136	1.13%
Total interest-bearing liabilities	6,514,012	4,381	0.27%	6,375,931	8,475	0.53%
Noninterest-bearing deposits	6,183,308			5,239,176
Other noninterest-bearing liabilities	196,819			187,474
Shareholders’ equity	2,254,349			2,193,051
Total liabilities & shareholders’ equity	$15,148,488			$13,995,632
Net interest income (tax equivalent)		$123,692			$124,333
Net interest margin (tax equivalent)			3.64%			4.00%
__________
(1)Nonaccrual loans have been included in the tables as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $5.1 million and $2.4 million for the three months ended June 30, 2020 and March 31, 2020, respectively. The incremental accretion on acquired loans was $1.7 million and $1.5 million for the three months ended June 30, 2020 and March 31, 2020, respectively.
(2)Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $1.2 million and $1.3 million for the three months ended June 30, 2020 and March 31, 2020, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $600 thousand and $612 thousand for the three months ended June 30, 2020 and March 31, 2020, respectively.

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Six Months Ended			Six Months Ended
	June 30, 2020			June 30, 2019
	Average Balances	Interest Earned / Paid	Average Rate	Average Balances	Interest Earned / Paid	Average Rate
	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$9,180,927	$215,402	4.72%	$8,504,781	$227,699	5.40%
Taxable securities	3,199,458	39,431	2.48%	2,571,692	33,333	2.61%
Tax exempt securities (2)	405,673	5,771	2.86%	482,812	7,191	3.00%
Interest-earning deposits with banks	286,577	277	0.19%	25,016	295	2.38%
Total interest-earning assets	13,072,635	$260,881	4.01%	11,584,301	$268,518	4.67%
Other earning assets	233,190			232,678
Noninterest-earning assets	1,266,235			1,255,381
Total assets	$14,572,060			$13,072,360
LIABILITIES AND SHAREHOLDERS’ EQUITY
Money market accounts (3)	$2,786,794	$2,702	0.19%	$2,562,742	$5,481	0.43%
Interest-bearing demand (3)	1,169,436	823	0.14%	1,070,715	792	0.15%
Savings accounts (3)	937,030	81	0.02%	893,913	86	0.02%
Interest-bearing public funds, other than certificates of deposit (4)	457,328	1,296	0.57%	268,105	1,953	1.47%
Certificates of deposit	359,567	834	0.47%	405,018	1,162	0.58%
Total interest-bearing deposits	5,710,155	5,736	0.20%	5,200,493	9,474	0.37%
FHLB advances and FRB borrowings	658,072	6,025	1.84%	551,018	7,393	2.71%
Subordinated debentures	35,230	936	5.34%	35,415	936	5.33%
Other borrowings and interest-bearing liabilities	41,514	159	0.77%	35,375	369	2.10%
Total interest-bearing liabilities	6,444,971	$12,856	0.40%	5,822,301	$18,172	0.63%
Noninterest-bearing deposits	5,711,242			5,027,966
Other noninterest-bearing liabilities	192,147			151,457
Shareholders’ equity	2,223,700			2,070,636
Total liabilities & shareholders’ equity	$14,572,060			$13,072,360
Net interest income (tax equivalent)		$248,025			$250,346
Net interest margin (tax equivalent)			3.82%			4.36%
__________
(1)Nonaccrual loans have been included in the table as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $7.5 million and $4.3 million for the six months ended June 30, 2020 and 2019, respectively. The incremental accretion on acquired loans was $3.2 million and $4.7 million for the six months ended June 30, 2020 and 2019, respectively.
(2)Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $2.5 million and $2.7 million for the six months ended June 30, 2020 and 2019, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $1.2 million and $1.5 million for the six months ended June 30, 2020 and 2019, respectively.
(3)Beginning July 2019, interest-bearing public funds, other than certificates of deposit, are presented separately in this table. Prior period amounts have been reclassified to conform to current period presentation.

Non-GAAP Financial Measures
The Company considers its operating net interest margin (tax equivalent) and operating efficiency ratios to be useful measurements as they more closely reflect the ongoing operating performance of the Company. Despite the usefulness of the operating net interest margin (tax equivalent) and operating efficiency ratio to the Company, there are no standardized definitions for them. As a result, the Company’s calculations may not be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following tables reconcile the Company’s calculation of the operating net interest margin (tax equivalent) and operating efficiency ratio:

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
Operating net interest margin non-GAAP reconciliation:	(dollars in thousands)
Net interest income (tax equivalent) (1)	$123,692	$124,333	$127,236	$248,025	$250,346
Adjustments to arrive at operating net interest income (tax equivalent):
Incremental accretion income on acquired loans (2)	(1,675)	(1,491)	(2,663)	(3,166)	(4,698)
Premium amortization on acquired securities	975	1,127	1,651	2,102	3,430
Interest reversals on nonaccrual loans	673	788	662	1,461	1,288
Operating net interest income (tax equivalent) (1)	$123,665	$124,757	$126,886	$248,422	$250,366
Average interest earning assets	$13,657,719	$12,487,550	$11,606,727	$13,072,635	$11,584,301
Net interest margin (tax equivalent) (1)	3.64%	4.00%	4.40%	3.82%	4.36%
Operating net interest margin (tax equivalent) (1)	3.64%	4.02%	4.38%	3.82%	4.36%

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
Operating efficiency ratio non-GAAP reconciliation:	(dollars in thousands)
Noninterest expense (numerator A)	$80,833	$84,271	$86,728	$165,104	$171,428
Adjustments to arrive at operating noninterest expense:
Net benefit (cost) of operation of OREO and OPPO	200	(4)	705	196	591
Loss on asset disposals	(220)	(4)	—	(224)	—
Business and Occupation (“B&O”) taxes	(1,244)	(624)	(1,411)	(1,868)	(3,287)
Operating noninterest expense (numerator B)	$79,569	$83,639	$86,022	$163,208	$168,732

Net interest income (tax equivalent) (1)	$123,692	$124,333	$127,236	$248,025	$250,346
Noninterest income	37,259	21,207	25,648	58,466	47,344
Bank owned life insurance tax equivalent adjustment	430	424	424	854	828
Total revenue (tax equivalent) (denominator A)	$161,381	$145,964	$153,308	$307,345	$298,518

Operating net interest income (tax equivalent) (1)	$123,665	$124,757	$126,886	$248,422	$250,366
Adjustments to arrive at operating noninterest income (tax equivalent):
Investment securities loss (gain), net	(16,425)	(249)	(285)	(16,674)	(2,132)
Gain on asset disposals	(26)	(21)	—	(47)	—
Operating noninterest income (tax equivalent)	21,238	21,361	25,787	42,599	46,040
Total operating revenue (tax equivalent) (denominator B)	$144,903	$146,118	$152,673	$291,021	$296,406
Efficiency ratio (tax equivalent) (numerator A/denominator A)	50.09%	57.73%	56.57%	53.72%	57.43%
Operating efficiency ratio (tax equivalent) (numerator B/denominator B)	54.91%	57.24%	56.34%	56.08%	56.93%
__________
(1) Tax-exempt interest income has been adjusted to a tax equivalent basis. The amount of such adjustment was an addition to net interest income of $1.8 million, $1.9 million, and $2.1 million for the three months ended June 30, 2020, March 31, 2020, and June 30, 2019, respectively, and $3.8 million and $4.2 million for the six months ended June 30, 2020 and 2019, respectively.
(2) Beginning January 2020, incremental accretion income on purchased credit impaired loans is no longer presented separate from incremental accretion income on other acquired loans. Prior period amounts have been reclassified to conform with current period presentation.

Non-GAAP Financial Measures - Continued
The Company considers its pre-tax, pre-provision income to be a useful measurement in evaluating the earnings of the Company as it provides a method to assess income. Despite the usefulness of this measure to the Company, there is not a standardized definition for it. As a result, the Company’s calculation may not always be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

The following table reconciles the Company’s calculation of the pre-tax, pre-provision income:

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
Pre-tax, pre-provision income:	(in thousands)
Income before income taxes	$44,777	$17,858	$63,818	$62,635	$120,474
Provision for credit losses	33,500	41,500	218	75,000	1,580
Pre-tax, pre-provision income	$78,277	$59,358	$64,036	$137,635	$122,054

The Company considers its tangible common equity ratio and tangible book value per share ratio to be useful measurements in evaluating the capital adequacy of the Company as they provide a method to assess management’s success in utilizing our tangible capital. Despite the usefulness of these ratios to the Company, there is not a standardized definition for them. As a result, the Company’s calculation may not always be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

The following tables reconcile the Company’s calculation of the tangible common equity ratio:

	June 30,	March 31,	June 30,
	2020	2020	2019
Tangible common equity ratio and tangible book value per common share non-GAAP reconciliation:	(dollars in thousands except per share amounts)
Shareholders’ equity (numerator A)	$2,276,755	$2,213,602	$2,133,638
Adjustments to arrive at tangible common equity:
Goodwill	(765,842)	(765,842)	(765,842)
Other intangible assets, net	(30,938)	(33,148)	(40,540)
Tangible common equity (numerator B)	$1,479,975	$1,414,612	$1,327,256
Total assets (denominator A)	$15,920,944	$14,038,503	$13,090,808
Adjustments to arrive at tangible assets:
Goodwill	(765,842)	(765,842)	(765,842)
Other intangible assets, net	(30,938)	(33,148)	(40,540)
Tangible assets (denominator B)	$15,124,164	$13,239,513	$12,284,426
Shareholders’ equity to total assets (numerator A/denominator A)	14.30%	15.77%	16.30%
Tangible common shareholders’ equity to tangible assets (numerator B/denominator B)	9.79%	10.68%	10.80%
Common shares outstanding (denominator C)	71,586	71,575	72,924
Book value per common share (numerator A/denominator C)	$31.80	$30.93	$29.26
Tangible book value per common share (numerator B/denominator C)	$20.67	$19.76	$18.20

Non-GAAP Financial Measures - Continued
The Company considers its ratio of allowance for credit losses to period-end loans, excluding PPP loans, to be a useful measurement in evaluating the adequacy of the amount of allowance for credit losses to loans of the Company as PPP loans are guaranteed by the U.S. Small Business Administration and thus do not require the same amount of reserve for credit losses as do other loans. Despite the usefulness of this ratio to the Company, there is not a standardized definition for it. As a result, the Company’s calculation may not always be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

The following table reconciles the Company’s calculation of the allowance for credit losses to period-end loans:

	June 30,	March 31,	June 30,
	2020	2020	2019
Allowance for credit losses to period-end loans ratio non-GAAP reconciliation:	(dollars in thousands)
Allowance for credit losses ("ACL") (numerator)	$151,546	$122,074	$80,517

Total loans, net of unearned income (denominator A)	9,771,898	8,933,321	8,646,990
Less: PPP loans, net of unearned income (0% ACL)	941,373	—	—
Total loans, net of PPP loans (denominator B)	$8,830,525	$8,933,321	$8,646,990

ACL to period-end loans (numerator / denominator A)	1.55%	1.37%	0.93%
ACL to period-end loans, excluding PPP loans (numerator / denominator B)	1.72%	1.37%	0.93%

The Company also considers its return on average tangible common equity ratio to be a useful measurement as it evaluates the Company’s ongoing ability to generate returns for its common shareholders. By removing the impact of intangible assets and their related amortization and tax effects, the performance of the business can be evaluated, whether acquired or developed internally. Despite the usefulness of this ratio to the Company, there is not a standardized definition for it. As a result, the Company’s calculation may not always be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

The following tables reconcile the Company’s calculation of the return on average tangible common shareholders' equity ratio:

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
Return on average tangible common equity non-GAAP reconciliation:	(dollars in thousands)
Net income (numerator A)	$36,582	$14,628	$51,724	$51,210	$97,595
Adjustments to arrive at tangible income applicable to common shareholders:
Amortization of intangibles	2,210	2,310	2,649	4,520	5,397
Tax effect on intangible amortization	(464)	(485)	(556)	(949)	(1,133)
Tangible income applicable to common shareholders (numerator B)	$38,328	$16,453	$53,817	54,781	$101,859
Average shareholders’ equity (denominator A)	$2,254,349	$2,193,051	$2,096,157	2,223,700	$2,070,636
Adjustments to arrive at average tangible common equity:
Average intangibles	(797,855)	(800,079)	(807,678)	(798,967)	(809,020)
Average tangible common equity (denominator B)	$1,456,494	$1,392,972	$1,288,479	$1,424,733	$1,261,616
Return on average common equity (numerator A/denominator A) (1)	6.49%	2.67%	9.87%	4.61%	9.43%
Return on average tangible common equity (numerator B/denominator B) (2)	10.53%	4.72%	16.71%	7.69%	16.15%
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(1) For the purpose of this ratio, interim net income has been annualized.
(2) For the purpose of this ratio, interim tangible income applicable to common shareholders has been annualized.